EXHIBIT 10.23

March 28, 2012

132 West 31st Street Building Investors II, LLC
c/o Savanna Real Estate Fund
10 East 53rd Street, 37th Floor
New York, NY 10022
Attention: Todd Korren & Kevin Hoo

Re:           31 Penn Plaza a/k/a 132 West 31st Street, New York, New York (the “Building”)

Gentlemen:

Reference is made to that (i) certain Agreement of Lease (the “Lease”) dated as of December 2, 1998, as amended, between Landlord (as successor-in-interest to Greeley Acquisition LLC) (“Landlord”) and Merisel Inc. (“Tenant”) for a portion of the ground floor and the entire 2nd, 3rd and 4th floors of the Building and (ii) that certain Sublease Conversion and Extension Agreement (“Agreement”) dated as of November 21, 2011 by and between Landlord and Tenant for the entire 5th floor of the Building.  Capitalized terms used but not defined shall have the meaning ascribed in the Lease or the Agreement.

Notwithstanding the Expiration Date set forth in the Lease, Tenant hereby offers and Landlord hereby accepts Tenant’s surrender of (i) the ground floor, (ii) the entire 2nd floor, (iii) a portion of the 3rd floor and (iv) a portion of the 4th floor of the Premises (as more particularly described on Exhibit A attached hereto, the “Surrender Premises”) which shall be effective as of 11:59 PM on March 30, 2012 (the “Termination Date”), subject in all respects to this letter agreement.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall deliver the Surrender Premises to Landlord vacant and broom clean.  Commencing on the Termination Date, and until Tenant relocates to the 8th Floor pursuant to the New Lease (as hereinafter defined), Tenant shall have reasonable access (as reasonably agreed to by the principals of Landlord and Tenant) to (i) the portions of the 3rd floor and 4th floor of the Building that Tenant shall retain possession of pursuant to the Lease and (ii) and the entire 5th floor of the Building pursuant to the Agreement ((i) and (ii), collectively, as more particularly described on Exhibit B attached hereto, the “Retained Premises”).  The Retained Premises shall be surrendered by Tenant to Landlord on or before September 30, 2012, subject to Section 4(e) of that certain lease dated March 28, 2012 between Landlord and Tenant (the “New Lease”) (such date, the “Retained Premises Surrender Date”).  Should Tenant fail to surrender all or any portion of the Retained Premises on the Retained Premises Surrender Date, Tenant shall pay to Landlord, as Additional Charges, a fee of Three Thousand One Hundred Sixty Two and 72/100 Dollars ($3,162.72) per day until the date the Retained Premises are surrendered by Tenant to Landlord pursuant to the terms of this letter; provided that if Landlord has not entered into an executed lease for any portion of the Retained Premises on or before August 1, 2012, the Retained Premises Surrender Date shall be extended by thirty (30) days for purposes of this sentence only.

In consideration of Landlord’s agreement hereunder to terminate the Lease as of the Termination Date, Tenant shall pay to Landlord a termination fee equal to the sum of (x) Fixed Rent and Additional Rent due under the Lease through December 31, 2012, as described on Exhibit C annexed hereto and (y) Eight Hundred Fifty  Thousand and 00/100 Dollars ($850,000.00) (collectively, the “Termination Fee”), which shall be payable as follows: (i) The Fixed Rent and Additional Rent shall be invoiced and payable by Tenant on a monthly basis and (ii) the $850,000.00 payment shall be due and payable on or before January 1, 2013.  Landlord and Tenant shall use commercially reasonable efforts to reconcile all real estate taxes payable (i) with respect to the Surrender Premises within a reasonable time following the Termination Date and (ii) with respect to the Retained Premises, within a reasonable time following the Retained Premises Surrender Date.  Upon Landlord’s receipt of the Termination Fee (and the subsequent clearing of any check, if applicable), Landlord shall reduce the letter of credit held by Landlord pursuant to this Lease as more particularly set forth in Section 18 of the New Lease.  It is expressly agreed that the letter of credit held by Landlord pursuant to the Lease shall secure Tenant’s obligations under this letter agreement.

In addition, on the date hereof, Tenant shall pay Landlord a fee in the amount of One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) (the “Settlement Fee”), which shall release Tenant in full for any responsibilities under the Lease and the Agreement with respect to (i) past due water charges under the Lease and the Agreement through the date hereof and (ii) any costs associated with Tenant’s restoration obligations with respect to the Surrender Premises under the Lease and the Agreement.  Provided that the Termination Fee has been paid, Landlord and Tenant acknowledge that with respect to the Lease and the Agreement (as opposed to the New Lease), Tenant shall not be charged any Additional Rent owed through the date hereof, unless such obligation is payable to a governmental or quasi-governmental authority (including taxes reimbursable to Landlord) or public utility company.

Commencing on the date hereof through the date of Tenant’s relocation to the 8th floor, Tenant shall have the right to utilize a dedicated elevator selected by Landlord (the “Elevator”) at the Building for access to the 3rd, 4th, 5th and 8th floors.  Landlord, will arrange for the Elevator to be programmed to access all of the 3rd, 4th, 5th and 8th floors; provided that Landlord shall not be responsible for any costs to cause the Elevator to have access to the 8th floor of the Building other than removing the sheetrock which currently encloses the opening of the Elevator on the 8th floor.  The Elevator may be used by Tenant on a 24/7 basis.  The Elevator may be accessed through either the main Building lobby on 31st Street or through the Building freight entrance on 30th Street.  Freight deliveries may be made through the Building’s freight entrance on 30th Street from 8:00 A.M. through 4:00 P.M. Monday through Friday.  Tenant must schedule all freight deliveries outside of 8:00 A.M. through 4:00 P.M. Monday through Friday with Landlord, except for freight transfers between the 3rd, 4th, 5th and 8th floors, which may be made by Tenant at any time.  Commencing on 12:01 A.M. on October 1, 2012 (or such later date as Tenant and Landlord agree for purposes of Tenant’s move), Tenant shall surrender the Elevator to Landlord and employees of Tenant shall be required to access the Retained Premises through either the Building’s freight elevator or through the main Building lobby on 31st Street lobby, in either case, by providing proper identification to the front desk concierge in the main Building lobby.  At all times commencing from the date hereof, visitors of Tenant must enter the Building through the 31 Street Building lobby and shall only be permitted to access the 5th floor.

As of the Termination Date, Landlord shall have full access to the Surrender Premises for all purposes whatsoever; provided that Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s use and occupancy of the Retained Premises.  In addition, as of the Termination Date, Landlord shall have access to the Retained Premises at reasonable times upon reasonable notice, for purposes of field measurements and surveys in preparation for marketing the Retained Premises to prospective tenants.

Notwithstanding anything contained herein to the contrary, subject to the terms of this letter agreement, including the payment of the Termination Fee, the Lease and the Agreement, as applicable, shall continue in full force and effect on a floor-by-floor basis unless and until Tenant delivers the entirety of the 2nd, 3rd, 4th and/or 5th floors of the Building, respectively.  For the avoidance of doubt, the surrendering of a partial floor shall not release Tenant from any obligation of Tenant pursuant to the terms of the Lease, the Agreement or this letter agreement unless Landlord recaptures a portion of such floor or undertakes renovations that materially interfere with Tenant’s use and enjoyment of the remaining Premises on such floor.  If Tenant shall fail to surrender the Surrender Premises on or before the Termination Date then the Termination Date shall be deemed to have not occurred and the Lease shall remain effective and enforceable against Tenant pursuant to the terms of the Lease (other than with respect to portions of the Surrender Premises that have been surrendered by Tenant and accepted by Landlord).

Upon Tenant’s timely surrender of the Surrender Premises on the Termination Date, provided Tenant is not in default of any obligations under the Lease through the Termination Date, the parties shall execute mutual releases of their respective obligations under the terms of the Lease with respect to the ground floor and the entire 2nd floor only and any obligations which expressly survive the expiration of the Lease, with the exception of Tenant’s financial obligations under this letter agreement, which shall remain in full force and effect.  Upon Tenant’s timely surrender of the Retained Premises, provided Tenant is not in default of any of its remaining obligations under the Lease or the Agreement through the Retained Premises Surrender Date, the parties shall execute mutual releases of their respective obligations under the terms of the Lease with respect to the entire 3rd floor, the entire 4th floor and the entire 5th floor, with the exception of Tenant’s financial obligations remaining under this letter agreement, which shall remain in full force and effect until fully paid.  The entry of Tenant into the New Lease shall not extend any obligation of Tenant under the Lease.

Kindly signify your agreement to the terms of this letter agreement by signing a copy of this letter below and returning it to us with an original signature by regular mail.

Sincerely yours,
MERISEL INC.

By:	/s/ Victor Cisario
Name: Victor Cisario
Title: Chief Financial Officer

Agreed To:

132 WEST 31ST STREET BUILDING INVESTORS II, LLC, a Delaware limited liability company

By:	/s/ Christopher Schlank
Name: Christopher Schlank
Title: Manager

March 28, 2012

132 West 31st Street Building Investors II, LLC
c/o Savanna Real Estate Fund
10 East 53rd Street, 37th Floor
New York, NY 10022
Attention: Todd Korren & Kevin Hoo

Re:           31 Penn Plaza a/k/a 132 West 31st Street, New York, New York (the “Building”)

Gentlemen:

Reference is made to that certain Agreement of Lease (the “Lease”) dated as of December 2, 1998, as amended, between Landlord (as successor-in-interest to Greeley Acquisition LLC) (“Landlord”) and Merisel Inc. (“Tenant”) for a portion of the basement of the Building.  Capitalized terms used but not defined shall have the meaning ascribed in the Agreement.

Notwithstanding anything to the contrary in the Agreement, the Expiration Date (as such term is defined in the Agreement) shall be deemed to be December 31, 2012; provided, that Landlord may accelerate the Expiration Date to any date subsequent to the date hereof upon not less than thirty (30) days written notice to Tenant.  It is expressly acknowledged and agreed that Tenant shall remain responsible for all charges under the Agreement through the Expiration Date or such earlier date that the Agreement is terminated.  Kindly signify your agreement to the terms of this letter agreement by signing a copy of this letter below and returning it to us with an original signature by regular mail.

Sincerely yours,
MERISEL INC.

By:	/s/ Victor Cisario
Name: Victor Cisario
Title: Chief Financial Officer

Agreed To:

132 WEST 31ST STREET BUILDING INVESTORS II, LLC, a Delaware limited liability company

By:	/s/ Christopher Schlank
Name: Christopher Schlank
Title: Manager